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                                                                EXHIBIT 10.41

                             OREGON HOUSING AGENCY
                                STATE OF OREGON

                          L O A N   A G R E E M E N T

THIS AGREEMENT is made this 22nd day of March, 1991, by and between McMinnville Residential Estates Limited Partnership an Oregon limited partnership, located at 19468 SW 35th Court, Lake Oswego OR 97034 (hereinafter referred to as "Borrower"), and the State of Oregon, acting by and through the Oregon Housing Agency, having its principal office at 1600 State Street, Suite 100, Salem, Oregon 97310 (hereinafter referred to as the "Agency").


                                   RECITALS:

Borrower has requested the Agency to make a loan to Borrower in the principal amount of Three Million Nine Hundred Thousand Dollars ($3,900,000) for the long-term financing of a housing project for elderly and disabled persons and families. The Agency is willing to make this loan on the terms and conditions of this Agreement. Accordingly, the parties agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

       (a) "Act" shall mean ORS 456.515 to 456.720, as amended, which were in effect when the loan closed.

       (b) "Administrator" shall mean the chief administrative officer of the Oregon Housing Agency appointed pursuant to ORS 456.554.

       (c) "Allocable Portion" shall mean an amount equal to the ratio of the total principal amount of obligations issued by the Agency to the principal amount of the Loan, determined at closing.

       (d) "Break-Even Occupancy" shall mean the point in time when the Project's monthly rental income meets its monthly Operating Expenses and Loan payments.

       (e) "Contingency Escrow Reserve Account" shall mean the account established under Section 5(c) hereof, consisting of three percent (3%) of the principal of the Loan or such other amount as the Agency in its sole discretion shall require.

       (f) "Financing Securities" shall mean the Allocable Portion of any obligations issued by the Agency to finance the Loan.

       (g) "Loan" shall mean long-term financing of Property for a housing project for Occupants as set out in Section 2(a) hereof.

       (h) "Occupant" shall mean people who meet the requirements of Section 8 hereof and occupy rental space in the Project.

       (i) "Operating Expenses" shall mean all federal, state, county, and local government taxes, assessments, or charges; water and sewer charges; operating costs incurred in maintaining and operating
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              the Project, including without limitation costs of utilities, supplies, insurance, compensation of all persons who perform duties connected with the operation, maintenance, and repair of the Project, management of the Project, legal, accounting, and other professional fees incurred in connection with the operation, maintenance, and management of the Project; and any other costs or expenses incurred by Borrower or its agent with respect to the Project and not otherwise reimbursed by Occupants of the Project, which are properly allocable to the operation or maintenance of the Project in accordance with generally accepted accounting principles.

       (i) "Operating Receipts" shall mean rents paid by Occupants and all other receipts of the Project.

       (k) "Operating Receipts and Expense Account" shall mean the account established under Section 5(a) hereof.

       (l) "Project" shall mean the Property plus all assets of whatsoever nature used in and owned by Borrower on the Property.

       (m)    "Property" shall mean property financed by the Loan.

       (n)    "Rental Reserve Account" shall mean the account established under
              Section 5(e) hereof to assure sufficient funds to pay Operating Expenses and Loan payments before Break-Even Occupancy.

       (o) "Rent Up Schedule" shall mean the projection prepared by Borrower prior to closing of the Loan and the number of months it will take the Project to reach Break-Even Occupancy.

       (p) "Replacement Cost Reserve Account" shall mean the account established under Section 5(d) hereof to aid in extraordinary maintenance, repair, and replacement of capital items of a Project.

       (q) "Security Deposit Account" shall mean the account established under Section (5)b hereof.

Notice to Borrower: Do not sign this Agreement before you read it. This Agreement authorizes the Agency to refuse to accept repayment of the Loan before maturity of the Loan and provides for payment of a penalty if you repay the Loan with the Agency's permission before that date.

Section 2. Payments of Principal and Interest, Prepayments

       (a) Borrower promises to repay the principal of and accrued interest on the Loan made hereunder in immediately available funds monthly. $30,333.80 shall be due and payable monthly for 30 years, beginning on April 15, 1991.

       (b) Borrower promises to pay interest on the unpaid principal amount of the Loan for the period commencing at closing and until such Loan is paid in full, at the rate of 8.625 percent per annum.



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       (c)    The Loan may not be prepaid without the prior written consent of the Agency. The Agency may consent to a prepayment of the principal provided that the sum to be prepaid, computed as of the date of prepayment, shall equal the unpaid principal balance of the Loan plus accrued interest, plus a premium for the privilege of prepayment equal to:

       (1) The difference between the unpaid principal balance of the Loan and the amount of the Financing Securities, each as of the date of such prepayment; plus

       (2) Interest on the amount of the Financing Securities at the same rate as interest is payable on the Loan from the date of prepayment to the earliest date on which the Financing Securities may be redeemed, other than by reference to Special or extraordinary redemption provision, at the option of the Agency; plus

       (3) The aggregate premium payable upon the redemption of the Financing Securities on the earliest redemption date; plus

       (4) The amount determined by the Agency as necessary to reimburse the Agency for fees and expenses of the trustee, paying agents, and counsel as may be necessary in connection with the redemption of such Financing Securities (such amount in no event to exceed 2% of the amount of the Financing Securities).

              Upon disbursement of the Loan, the Agency will specify the principal amount of obligations deemed necessary, in the sole judgment of the Agency, to provide funds to pay the Agency's costs incurred in making the Loan. Such costs may include, in addition to the principal amount of the Loan, an allocable share of underwriter's discount, costs of issuance, capitalized interest, necessary reserves and any other similar costs incurred by the Agency in connection with the financing of the Loan. Such amount, reduced at any point in time in proportion to the reduction of the principal amount of the Loan, shall be conclusively deemed to be the amount of the Financing Securities to be redeemed in the event of advance payment of the Loan.

       (d) In the event of default which results in the Borrower paying the entire amount of the Loan prior to the date set forth in section 2(a) hereof, the Borrower shall pay a default penalty equal to the amount set forth in section 2(c) hereof. Notice to Borrower:
              Do not sign this Agreement before you read it. This Agreement provides for the payment of a penalty if Borrower defaults and repays the Loan prior to the date set out in Section 2(a) hereof.

       (e) All other payments and prepayments of principal and other amounts payable to the Agency hereunder will be made to the Agency at its office located at 1600 State Street, Suite 100, Salem, Oregon 97310, or at such other place designated by the Agency to Borrower in writing.



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Section 3. Regulatory Agreement and Declaration of Restrictive Covenants

The Borrower has read the Regulatory Agreement and will comply with all provisions of the Regulatory Agreement between the Borrower and the Housing Agency, which was executed in connection with this Loan Agreement (the "Regulatory Agreement").

Section 4. Rental Rates and Operating Expenses

       (a) Borrower shall submit to the Agency a proposed schedule of rental rates for the Project on forms approved by the Agency not less than sixty (60) days prior to the date of a proposed rent increase. A new rental rate schedule must be submitted prior to any change in rental rates. Upon approval by the Agency, the proposed schedule of rental rates shall be effective after all required notifications.

       (b) Borrower shall operate the Project in such a manner so as to maintain the Project in good condition. All Operating Expenses shall be paid by Borrower during the life of this Agreement even if an operating deficit occurs.

Section 5. Accounts and Funds.

       (a) Operating Receipts and Expense Account: Borrower shall establish and maintain a Project Operating Receipts and Expense Account with a depository approved by the Agency. All Operating Receipts shall be immediately deposited in the account, and Borrower shall promptly pay all Operating Expenses out of this account.

       (b) Security Deposit Account: Borrower shall segregate and hold all Occupant security deposits in an interest-bearing account in a depository approved by the Agency. The balance of this account must at all times be equal to the total amount collected from the Occupants plus any accrued interest. All pro rata interest on this account shall be payable to the Occupants if the security deposit is returned to them.

       (c) Contingency Escrow Reserve Account: At closing, the Borrower shall:

              Deposit with the Agency or a depository approved in writing by the Agency, cash in the amount of One Hundred Seventeen Thousand Dollars ($117,000). Said funds will be held by the Agency or an approved depository in an interest-bearing Contingency Escrow Reserve Account for three years or such longer period as the Agency in its sole discretion shall determine. Accrued and unspent interest on the account, if any, shall be payable to the Borrower when the account is closed. This account shall not be funded with Loan proceeds. Said funds may be applied by the Agency, in such amounts and at such times as the Agency, in its sole discretion, determines:




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       (A)    to correct or repair any defects in the mechanical or structural systems of the Project;

       (B) to correct any violations of local, state, or federal ordinances, statutes or regulations;

       (C) at the request of Borrower, to provide design modifications or tenant services which will materially benefit the Occupants or reduce Operating Expenses;

       (D) at the election of the Agency, to cure any breaches of the obligations of Borrower in this Agreement, the Trust Deed, or Trust Deed Note;

       (E) to perform necessary Project maintenance which the Borrower has failed to perform;

       (F) to payment of delinquent principal and interest payments required to be paid to the Agency by the Trust Deed Note and Trust Deed,

       (G)    to maintenance of the Replacement Cost Reserve Account; or

       (H) to payment of the current and delinquent Operating Expenses of the Project which the Borrower has failed to pay.

                                       or

Deliver to the Agency an unconditional and irrevocable letter of credit in favor of the Agency, with a term of three (3) years, in a form and from a financial institution acceptable to the Agency in the amount of One Hundred Seventeen Thousand Dollars ($117,000). The Agency may, in its sole discretion, draw against the letter of credit for the purposes set forth in section 5(c)(1)(A) to (H) above.

If Borrower is unable to obtain a letter of credit of three (3) years' duration, the Agency may consent to delivery by Borrower of successive unconditional and irrevocable letters of credit in a form and from a financial institution acceptable to the Agency. Each letter shall have a term of not less than one (1) year, and the three letters of credit shall be in force and effect continuously for three years from closing. If Borrower chooses to deliver successive letters of credit, Borrower unconditionally consents to the Agency's right and privilege, in its sole option and discretion, to draw and receive funds up to the full amount of each letter of credit at any time during the last three (3) business days for which each letter of credit is effective, unless, before the three (3) business day period, Borrower shall deliver to the Agency a renewal of the letter of credit for an additional period of not less than one (1) year.





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       (3)    Borrower shall have two (2) working days to cure any problem set out in section 5(c)(1)(A) to (H) hereof after receipt of written notice from the Agency before the Agency disburses or applies for funds from the Contingency Escrow Reserve Account.

       (4) The amount of Borrower's Contingency Escrow Reserve Account may be reduced from the amount set forth in Section 5(c)(1) or (2) above by one-third (1/3) of the original amount of the deposit or letter of credit per year upon approval of the Agency. Three (3) years from the date of Loan closing, if the terms of this Agreement are fulfilled by Borrower, the funds in such account shall be returned to Borrower. Notwithstanding the above, the amount of Borrower's Contingency Escrow Reserve Account will not be reduced if at any time, in the sole discretion of the Agency, it is determined that a ready source of funds may be needed to meet any contingencies as described in Section 5(c) (1) above.

       (d) Replacement Cost Reserve Account: Borrower shall establish, prior to or concurrently with the first payment on the Loan, an account under the control of the Agency with the Agency or in a depository designated by the Agency. Borrower shall deposit the amount of One Thousand Five Hundred Forty-Five and 71/100 Dollars ($1,545.71) per month into this account. Disbursements from this account shall only be made for replacement of capital items. Requests for disbursement shall be made in writing to the Agency by Borrower. Agency may disapprove a request if the balance in the account is less than an amount equal to 12 monthly payments to the account, plus any insurance deductible required.

              No deposits need to be made to this account after the account balance equals 144 times the monthly payment. When expenditures reduce the account balance below this figure, Borrower shall resume monthly deposits until the account balance again equals 144 times the monthly payment.

              If an event of default under the terms of the Trust Deed, Loan Agreement, or Trust Deed Note occurs and as a consequence of such default, the Agency elects to declare immediately due and payable all amounts due on the Loan and secured by the Trust Deed, the Agency may apply or authorize the application of the balance in this account to the amounts due on the Loan as accelerated.

       (e) Rental Reserve Account: Borrower shall, at Loan closing, establish a federally insured checking or savings account in the amount of Forty Thousand Seven Hundred Sixty-Four Dollars ($40,764) in the name of Borrower and the Agency. This account shall not be funded with Loan proceeds.

              This account shall be used to pay Operating Expenses, Loan payments, and Replacement Cost Reserve Account payments as they are incurred during the initial months of occupancy of the Project. After closing, Borrower shall submit to the Agency each month a statement of income and expenses. The Agency shall


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              review the statement for accuracy and authorize payment of funds from this account to pay Operating Expenses, Loan Payments, and Replacement Cost Reserve Account payments as long as the statement of income and expenses is in accordance with the Rent Up Schedule. If not in accordance with the Rent Up Schedule, the Borrower shall pay any deficiency. The Agency authorization to withdraw funds from this account shall be in a form agreed upon by Borrower, the depository where the account is located and Agency. Borrower may then withdraw funds to pay Operating Expenses, Loan Payments, and Replacement Cost Reserve Account Payments.

              After Break-Even Occupancy has been maintained for 90 days continuously, the Agency shall have no further interest in the account. At this time, any funds remaining in the account shall be returned to Borrower.

       (f) Escrow for Taxes, Insurance, and Other Charges: The Agency or its agent shall bill the Borrower and the Borrower shall pay the Agency or the Agency's agent the following sums:

       (1) Commencing on such date as the Agency, at its discretion, shall designate, Borrower shall pay, in addition to the monthly payments required by the Trust Deed Note, a sum equal to the land lease payments, if any, next due, plus the premiums that will next become due and payable on the policy or policies of fire and extended coverage and other property insurance covering the Property, plus taxes and assessments next due on the Property, all estimated by the Agency, minus all sums already paid for these items, divided by the number of months to elapse before one month prior to the date when such land lease payments, premiums, taxes, and assessments will become delinquent or due. These sums shall be held by the Agency or the Agency's agent in escrow to pay said land lease payments, premiums, taxes, and special assessments at such time as such obligations become due.

       (2) All payments required to be made by Borrower pursuant to this section and all payments to be made under the Trust Deed Note shall be added together and the aggregate amount thereof shall be paid each month in a single payment by Borrower to the Agency. Agency shall apply the payments to the following items in the following order of priority: (a) land lease payments, taxes, special assessments, fire and other insurance premiums; (b) interest on the Note; and (c) amortization of the principal of the Note.

Section 6. Distribution of Income and Assets.

Neither the Borrower nor those having a beneficial interest in Borrower shall make, receive, or retain any distribution of any assets or any income of any kind from the Project for the term of the Loan except from the Operating Receipts and Expense Account and then only subject to the following conditions:




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       (a)    Nonprofit Borrowers are not entitled to distributions from the
              Operating Receipts and Expense Account.

       (b) For-profit Borrowers are entitled to distributions from the Operating Receipts and Expense Account only at the end of each month of Project operation and only after all Operating Expenses, including Loan payments, have been paid, or funds have been set aside for payment, and all reserve accounts have been paid.

       (c) No distribution shall be made from the Operating Receipts and Expense Account when there is any default under this Agreement, the Trust Deed Note, or Trust Deed, or when the Agency at its discretion determines that the Replacement Cost Reserve Account is too low to provide adequate funds for needed foreseeable repairs or replacements pursuant to section 5(d) of this Agreement, or when there is, in the Agency's estimation, any reasonable probability that the Operating Receipts and Expense Account will not be sufficient to pay for all of the Operating Expenses of the Project.

       (d) Any distribution of funds from the Operating Receipts and Expense Account which does not comply with the terms of this section shall be deemed to be held in constructive trust for the benefit of the Agency by the possessor of those funds. Borrower, if not the possessor of the trust funds, shall make demand upon the possessor of those funds at the request of the Agency. Any unauthorized distribution of funds shall be repaid to the Operating Receipts and Expense Account from sources other than the reserve accounts set up in this Agreement.

Section 7. Management.

Borrower shall provide for management of the project in a manner satisfactory to the Agency and in accordance with a management agreement between Borrower and the management agent, or Borrower and the Agency, if Borrower is acting as the management agent. The Agency shall approve the management agent and plan before Borrower enters into the management agreement. Borrower shall not amend, modify, or terminate the management agreement or enter into any other management agreement without the express written consent of the Agency. Any management agreement entered into by Borrower shall contain a provision that it shall be subject to termination at the sole discretion of the Agency for failure to carry out the management plan without penalty to any party.

Section 8. Occupant Qualifications.

Borrower covenants and agrees that no occupant of the Project shall be approved by Borrower unless the following conditions shall have been met at the time of such approval, unless any requirement has been waived by the Administrator as allowed by the Act:

       (a) The Occupant is a low or below median-income person or family as defined by the Act and the Agency's Rules and the head of the household is 58 years of age or older at the time the person or family occupies the dwelling unit; or

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       (b)    The Occupant meets the definition of a disabled person under the
              Act and Agency Rules;

              The Occupant shall execute and deliver to Borrower, on forms prescribed by the Agency, a certification of the Occupant's status under subsections (a) or (b) above.

Section 9. Borrower's Representations and Warranties.

Borrower represents and warrants to the Agency that:

       (a) Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Oregon; and Borrower has full power and authority to transact the business in which it is engaged, and full power, authority, and legal right to make this Agreement, the Trust Deed, and the Trust Deed Note and to incur and perform its obligations hereunder and under the Trust Deed and Trust Deed Note.

       (b) The making and performance by Borrower of this Agreement, the Promissory Note and the Trust Deed and the borrowing by Borrower hereunder


              (i) have been duly authorized by all necessary action of the Borrower,

              (ii) do not and will not violate any provision of any applicable law, rule, regulation, or order of any court, regulatory commission, board, or other administrative agency or any provision of Borrower's articles of incorporation or bylaws (articles of partnership) and

              (iii) do not and will not result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien upon any properties or assets of Borrower pursuant to any other indenture, bank, or other credit agreement, mortgage or other agreement or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.

       (c) This Agreement, the Trust Deed Note, and the Trust Deed have been duly executed and delivered by Borrower and will constitute the legal, valid, and binding obligation of Borrower, enforceable in accordance with their terms subject to the laws of bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally.

       (d) No authorization, consent, license, or approval of, or filing or registration with, or notification to, any governmental body or regulatory or supervisory authority is required for the execution, delivery, or performance by Borrower of this


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              Agreement, the Trust Deed Note, or the Trust Deed or for the
              borrowing hereunder.

       (e) Since Borrower applied to Agency for the Loan, there has been no material adverse change in the financial condition of Borrower.

       (f) No representation or warranty by Borrower in this Agreement or on any written statement, including information, data, exhibits, and other materials submitted in connection with the Loan, furnished to the Agency pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements not misleading.

Section 10.  Affirmative Covenants of Borrower.

Borrower covenants and agrees to all of the following:

       (a) It shall abide by the terms of the Trust Deed and Trust Deed Note dated the date hereof and by this reference incorporated herein.

       (b) The Project shall be open to all persons without discrimination as to race, color, creed, religion, national origin, sex, marital status, or status with regard to public assistance or local residency, unless otherwise specified by law or this Agreement.

       (c) Any commercial facilities located in the Project will be rented at the rental prescribed or approved by the Agency, and all such commercial rental and lease agreements are subject to the prior written approval of the Agency.

       (d) Payment for services, supplies, or materials for the Project shall not exceed the amount ordinarily paid for such services, supplies, or materials in the area where the services are rendered or the supplies or materials are furnished.

       (e) Borrower shall at all times maintain books, contracts, records, documents, and other papers relating to the Property and the Project in reasonable condition for proper audit, and all such books, contracts, records, documents, and other papers shall be subject to inspection by the Agency or its authorized agents upon reasonable notice.

       (f) For-profit Borrowers shall submit monthly/quarterly financial statements as required by the Agency to the Agency. Nonprofit Borrowers shall submit financial statements as requested by the Agency. Within sixty (60) days following the end of each fiscal year, all Borrowers shall furnish to the Agency a complete financial statement in a form acceptable to the Agency, based upon an examination of the books, records, and accounts of the Project, setting forth the financial condition of the Project as of the end of such fiscal year, the results of operation of


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              the Project for such fiscal year, and such other financial information as the Agency may reasonably request.

       (9) At the request of the Agency, Borrower shall furnish to the Agency monthly occupancy reports and provide specific information relating to the income and assets of the Occupants.

       (h) Borrower shall at closing provide the Agency with certificates of insurance from companies approved by the Agency with the following coverage and provisions and shall maintain such insurance coverage so long as any amount of the Loan is outstanding. Each policy shall provide that the Agency shall be given thirty (30) days' advance written notice of the cancellation, expiration, or termination of the policy or any material change in the coverage afforded thereunder. In the event of loss, Borrower shall give prompt written notice to the insurance carrier and the Agency, and the Agency may make proof of loss, if not made promptly by Borrower. The Agency is hereby authorized in the event of loss to compromise and settle all loss claims on said policies on such terms as it deems appropriate. Borrower shall promptly furnish to the Agency a copy of any proof of loss given to the insurance carrier.

              (1) Liability insurance in an amount equal to $100,000 per individual occurrence and $500,000 aggregate.

              (2) Fire and extended coverage insurance equal to the replacement value of the Project with no more than a $2,500 deductible. Such policies shall be endorsed with a standard mortgagee clause with loss payable to Agency and shall have a replacement clause endorsement.

              (3) Business income insurance equal to one month's Operating Receipts. The payment under the policy must continue until the damaged portion of the Project is again ready for occupancy. This policy shall be endorsed with a standard mortgagee clause.

       (i) The Agency or its agents may enter upon the Property or the Project for the purpose of inspection during Borrower's normal business hours.

       (j) Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, except where contested in good faith and by proper proceedings.

Section 11. Negative Covenants of the Borrower.

Borrower covenants and agrees that it shall not, without the express prior written approval of the Agency:

       (a) Sell, lease (except individual units), convey or otherwise transfer or encumber any of the Project or the Property, or permit such sale, lease, conveyance, or other transfer or


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              encumbrance of the Project or the Property or any portion
              thereof, except as provided in the Trust Deed.

       (b) ell, assign, dispose of, or otherwise transfer or encumber any personal property of the Project, including rents, or pay out any money except for reasonable Operating Expenses and necessary repairs as provided herein.

       (c) Remodel, add to, reconstruct, or demolish any part of the Property or the Project.

       (d) Require, as a condition of the occupancy or leasing of any unit in the Project, any consideration or deposit other than the prepayment of the first month's rent plus a refundable security deposit in an amount not in excess of $100.

       (e) Permit the use of the individual units of the Project for any purpose except the use which was originally approved by the Agency

       (f) Pay any compensation, including wages or salaries, from the Operating Receipts and Expense Account or any other Project account.

       (g) Incur any obligations on behalf of the Project to any of Borrower's officers, directors, stockholders, members, trustees, partners, beneficiaries under a trust, or any of their nominees.

       (h) Enter into any contract or contracts for supervisory or managerial services with respect to the Project's operation, other than the management agreement set out in section 7 hereof.

       (i) Transfer, assign, or pledge any right to, interest in, or title to any funds deposited by Borrower with the Agency or reserved by the Agency for Borrower.

       (j)    Make any capital expenditures not approved by the Agency

Section 12.  Further Provisions Applicable to Borrower.

       (a) No amendments will be made to a Borrower's certificate of limited partnership or articles of incorporation or other documents establishing the legal status of Borrower which would affect the Agency's rights under this Agreement, the Trust Deed, or Trust Deed Note, without the Agency's prior written approval.

       (b) In the event of retirement, death, insanity, incapacity, withdrawal, dissolution, liquidation, bankruptcy, or assignment for benefit of creditors of a general partner of a limited partnership, the business may be continued by the remaining general partners pursuant to a right set forth in the certificate of limited partnership. In the event of dissolution of the limited partnership, no title or right to possession and control of the Project, and no right to collect the rents therefrom, shall pass to any person who is not bound by this Agreement.

                            Page 12 - LOAN AGREEMENT
                            McMinnville Residential

       (c) If Borrower is a limited partnership, no general partner may voluntarily withdraw from or be substituted by the partnership without the prior written approval of the Agency.

       (d) At the option of the Agency, the Loan may be reamortized within the original term of the Loan if a partial prepayment results from an award in condemnation, or from an insurance payment resulting from a loss on the Property.

       (e) The Agency warrants that it will not seek a deficiency judgment against a limited partnership Borrower or any partner thereof personally following a foreclosure and sale of the completed Project if the Agency has acknowledged, in writing, satisfactory completion and acceptance of the Project.

       (f) Borrower shall save and hold harmless the State of Oregon and the Agency and their officers, agents, employees, and members from all claims, suits, or actions of whatsoever nature resulting from or arising out of the activities of Borrower or its subcontractors, agents, or employees in connection with this Loan or the Project.

Section 13.  Requirements Relating to Tax-Exempt Financing.

The Borrower acknowledges that the Loan is being funded with proceeds of the Housing Agency's General Obligation Elderly and Disabled Housing Bonds. 1989 Series A (the "Bonds"), which are subject to the limitations Oregon Revised Statutes, Section 456.515 to 456.720 (the "Act"), and are private activity bonds issued under Section 142 of the Internal Revenue Code of 1986, as amended (the "Code"). The Borrower agrees to be bound by all requirements of the Act, and by all requirements of the Code which are necessary in order for interest paid on bonds issued to finance the Loan to be excludable from gross income under the Code. The Borrower specifically represents and covenants as follows:

       (a) The Borrower reasonably expects to proceed with due diligence to complete the acquisition, construction and equipping of the Development and to expend the full amount of the proceeds of the Loan for Qualified Development Costs before June 27, 1989.

       (b) All proceeds of the Loan will be expended by the Borrower for Development Costs, and except as specifically provided in this subsection, all proceeds of the Loan will be expended for Qualified Development Costs. No Loan proceeds may be expended for Qualified Development Costs. No Loan proceeds may be expended for Development Costs which are not Qualified Development Costs unless the State consents in advance and in writing. The amount of Loan proceeds which are expended for Development Costs which are not Qualified Development Costs shall never at any time exceed three percent of the amount of the Loan which has been previously expended for Qualified Development Costs. "Qualified Development Costs" means Development Costs which constitute land costs or costs for property of a character subject to the allowance for


                            Page 13 - LOAN AGREEMENT
                            McMinnville Residential
              depreciation, specifically excluding working capital and inventory costs, and provided further that (a) costs or expenses paid or incurred prior to [insert official action date] shall not be deemed to be Qualified Development Costs; (b) costs of issuing bonds shall not be deemed to be Qualified Development Costs; (c) interest during the construction period shall be allocated between Qualified Development Costs and other costs and expenses to be paid from the proceeds of the Bonds; and (d) interest following the construction period shall not constitute a Qualified Development Cost. "Development Costs" means costs and expenses incurred by the Housing Agency or the Borrower in connection with the acquisition, construction and equipping of that portion of the Development which constitutes a "qualified residential rental project" under Section 142(d) of the Code, including, without limitation, costs for site preparation, the planning of housing and improvements, the acquisition of property, the removal or demolition of existing structures, the construction and purchase of housing, related facilities and improvements, and all other work in connection therewith, and all costs of financing, including, without limitation, the costs of consultant, accounting and legal services, other expenses necessary or incident to determining the feasibility, administrative and other expenses necessary or incident to the portion of the Development which constitutes a "qualified residential rental project" under Section 142(d) of the Code and the financing thereof and interest accrued during construction and prior to the completion of construction of the portion of the Development which constitutes a "qualified residential rental project" under Section 142(d) of the Code. Additional information on the meaning of the term "qualified residential rental project" may be found in the Regulatory Agreement.

       (c) Upon substantial completion of acquisition, construction and equipping of the Development, the Borrower shall submit to the Housing Agency a certificate containing the following: (i) the Borrower's statement that the Development has been substantially completed and is ready and available for occupancy as of a specified date; (ii) the Borrower's statement of the aggregate amount advanced against the Loan prior to and upon the Completion Date; and (iii) the Borrower's certification that as of the Completion Date, there has been full compliance with the provisions of this Loan Agreement and the Regulatory Agreement.

       (d) The Borrower does not own any buildings or structures which are proximate to the Development other than those buildings or structures which comprise the Development, which are being financed pursuant to a common plan under which the Development is also being financed.

       (e)    The Development is located entirely within the State of Oregon.

       (f) The Development will at all times constitute a Multifamily Housing Project, as defined herein and in accordance with the rules of the Housing Agency. "Multifamily Housing Project" means a structure or facility which provides more than one


                            Page 14 - LOAN AGREEMENT
                            McMinnville Residential
              living unit for Elderly Households or Disabled Persons; it may provide spaces for common use by the occupants in social and recreational activities. Multifamily Housing Project for the elderly may include individual living units with in such structures, mobile home parks and residential facilities licensed under ORS 443.400 to 443.455 and other congregate care facilities with or without domiciliary care. Multifamily Housing Project for the disabled includes only residential facilities licensed under ORS 443.400 to 443.455 and other congregate care facilities with or without comiciliary care. Multifamily Housing Projects do not include nursing homes, hospitals, places primarily engaged in recreational activities and single-family, detached dwellings, except mobile homes situated in a mobile home park. In addition, a Multifamily Housing Project must comply with all applicable rules of the Housing Agency.

       (g) The average maturity of the bonds shall not exceed 120 percent of the average reasonably expected economic life of the portion of the Development being financed with the proceeds of the bonds. The average maturity of the bonds is thirty years. The average reasonably expected economic life of the facilities being financed with the bonds shall be determined by taking into account the respective costs of such facilities, and shall be determined as of the later of June 27, 1989, or the date on which the Development is placed in service (or expected to be placed in service). Land shall not be taken into account in determining the reasonably expected economic life of the Development.

       (h) No more than 25 percent of the proceeds of the Loan will be used (directly or indirectly) of the acquisition of land (or an interest therein) and no portion of the proceeds of the loan will be used (directly or indirectly) for the acquisition of land (or an interest therein) to be used for farming purposes.

       (i) No portion of the proceeds of the Loan will be used to acquire any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, in accordance with
              Section 147(d) of the Code. This requirement prohibits the acquisition of used property. However, this prohibition does not apply with respect to any building (and the equipment therefore) if the rehabilitation expenditures with respect to such building equal or exceed 15 percent of the portion of the cost of acquiring the building (and equipment) financed with the net proceeds of the Loan. For purposes of this section, rehabilitation expenditures mean any amount properly chargeable to capital account which is incurred by the person acquiring the building or property (or additions or improvements to the property) in connection with the rehabilitation of the building, as indicated in Section 147(d)(3) of the Code. Rehabilitation expenditures must be incurred within two years after the later of the date on which the building is acquired, or the Closing Date.



                            Page 15 - LOAN AGREEMENT
                            McMinnville Residential

       (j) No portion of the proceeds of the Loan shall be used to provide any airplane, skybox or other private luxury box, health club facility, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

Section 14.  Events of Default.

If any of the following events occurs and is continuing, namely:

       (a) Borrower defaults in the performance or observation of any of its covenants or agreements contained herein, in the Trust Deed Note and Trust Deed or in the Regulatory Agreement, and the default continues for 30 days after the Agency gives written notice thereof; or

       (b) any representation or warranty with respect to current or historical information made to Agency herein or in any certificate, notice, report, financial statement, or other instrument or document furnished to Agency hereunder or in connection herewith proves to have been incorrect in any material respect when made; or

       (c) any authorization, consent, license, approval, filing, or registration now or hereafter necessary to enable Borrower to comply with its obligations hereunder or under the Trust Deed or Trust Deed Note or incurred pursuant hereto or thereto fails to be timely issued or granted, or expires or lapses and is not forthwith renewed or extended, or is revoked, withdrawn, withheld, or modified so as to materially interfere with such compliance; or

       (d)    Borrower

                     (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all of its property,

                     (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due,

                     (iii) makes a general assignment for the benefit of its creditors,

                     (iv) commences a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect),

                     (v)       is adjudicated as bankrupt or insolvent,

                     (vi) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,



                            Page 16 - LOAN AGREEMENT
                            McMinnville Residential

                     (vii) fails to controvert in a timely and appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or

                     (viii) takes any corporate action for the purpose of effecting any of the foregoing; or

       (e) a proceeding or case is commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking

                     (i) the liquidation, dissolution or winding-up, or the composition or readjustment of debts, of Borrower,

                     (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or of all or any substantial part of its assets, or

                     (iii) similar relief in respect to Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect for a period of 60 consecutive days, or an order for relief against Borrower is entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

       (f) Borrower effects a change of ownership, a change of control of the business, or transfers any interest in properties securing the Loan without the prior written consent of the Agency; or

       (9) Borrower fails to terminate the management agreement after request by the Agency or fails to make satisfactory arrangements for a new management agent.

       Thereupon, and in each such case, if such violation is not corrected to the satisfaction of the Agency within thirty (30) days after the date the Agency gives written notice to Borrower or within such additional time as the Agency allows Borrower to correct the violation, the Agency may, without further notice, declare a default under this Agreement, effective on the date of such declaration, and thereupon the Agency may (in addition to those actions permitted under the Trust Deed or Trust Deed Note in the event of default) apply to any appropriate court, state or federal, for specific performance of the covenants and agreements contained herein, or for an injunction against any violation of such covenants and agreements, or for the appointment of a receiver to take over and operate the Project, or for such other relief as may be appropriate and allowed by law, since the injury to the Agency arising from a default under any of the terms of this Agreement would be irreparable and the amount of damage would be difficult to ascertain. All such remedies shall be cumulative and the Agency's election to pursue any one or more of the above remedies shall not be construed to preclude or to


                            Page 17 - LOAN AGREEMENT
                            McMinnville Residential
       be a waiver of the Agency's right to pursue any other remedy. The Agency may also take possession of the Project, bring any action necessary to enforce the rights of the Agency growing out of the operation of the Project and to collect the rents and operate the Project until such time as the Agency, in its discretion, determines that Borrower is again in a position to operate the Project in accordance with the terms of this Agreement and in compliance with the requirements of the Trust Deed Note and Trust Deed evidencing and securing the Loan.

       It is expressly understood and agreed that the provision for thirty (30) days' notice to Borrower for violation of the terms of this Agreement contained in this section is inapplicable to the provisions for disbursement by the Agency from the accounts described in sections 5(c) and (d) of this Agreement.

Section 15.  Mutual Covenants and Agreements.

Both parties covenant and agree that:

       (a) If any term, covenant, or condition of this Agreement, the Trust Deed, or Trust Deed Note shall be finally determined by a court of competent jurisdiction to be invalid, the term, covenant, or condition so determined to be invalid is hereby declared severable and shall not affect the validity of the remaining portions of this Agreement;

       (b) No waiver by either party of any term, covenant, or condition of this Agreement shall be binding unless in writing and signed by both parties hereto;

       (c) No amendment, modification, or termination of this Agreement or any provision hereof shall be effective unless in writing and signed by both parties;

       (d) Except as otherwise provided, whenever any approval or notice by the Agency is required under this Agreement, or whenever any action by the Agency is required or permitted, the Administrator of the Agency or the Administrator's successor or authorized agent shall have the power and right to approve, give notice, or act on behalf of the Agency, as the case may be; and

       (e) This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns.

       (f) The prevailing party in any dispute arising from this Agreement shall be entitled to recover from the other its reasonable attorney's fees and costs at trial and on appeal.

       (g) This Agreement constitutes the entire agreement between the parties.

       (h) Any and all notices by the Agency to Borrower, or by Borrower to the Agency, shall be in writing and shall be deemed to have been duly given or made when deposited in the mails, certified and


                            Page 18 - LOAN AGREEMENT
                            McMinnville Residential
              postage prepaid addressed to the parties at the addresses stated on page one, or at such other address of which such party shall have notified in writing the other parties hereto.

       (i) This Agreement shall be governed by the laws of the State of Oregon.

       (j) Whenever used, the singular number should include the plural, and the plural the singular; and the use of any gender shall apply to all genders.

       (k) All covenants and agreements of Borrower shall be joint and several.

       (l) The captions and headings of the sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

       (m)    Time is of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                               BORROWER: /s/ Robert F. Cerol
                                         -------------------

                               By:  General Partner
                                  --------------------------

                               Title:
                                     -----------------------

                               By:  John W. Petson
                                  --------------------------

                               Title: General Partner
                                      ----------------------

                               STATE OF OREGON, acting by and through
                               OREGON HOUSING AGENCY

                               By: /s/ Stephen Gordon
                                   -----------------------
                                   Stephen Gordon, Manager
                                   Housing Finance Section


                                   /s/ Linda C. Patten
STATE OF OREGON      )             /s/ Donna L. Cook
                     )             /s/ Mark R. Cook
County of            )             /s/ Bonnie Cook

The foregoing instrument was acknowledged before me this ____day of _______, 19____, by_______________________________________, of __________________, by
__________________, an Oregon_____________corporation, on behalf of the corporation.

                                   -------------------------------
                                   Notary Public for Oregon
                                   My Commission Expires:
                                                         ---------

                            Page 19 - LOAN AGREEMENT
                            McMinnville Residential

STATE OF OREGON      )
                     )
County of Multnomah  )

The foregoing instrument was acknowledged before me this 22nd day of March, 1991, by * partner(s) on behalf of **, a ___________ partnership, of the State of Oregon. *ROBERT A. COOK, GLENNA L. COOK, JOHN D. PETSHOW, LINDA C. PETSHOW, MARK R. COOK and BONNIE COOK


            ** MACMINNVILLE RESIDENTIAL ESTATES LIMITED PARTNERSHIP


                               /s/ Margaret M. Newkirk
                               ------------------------
                               Notary Public for Oregon
                               My Commission Expires:  3-18-91

                                 (SEAL)
STATE OF OREGON      )
                     )
County of Marion     )

The foregoing instrument was acknowledged before me this 11th day of March, 1991, by Stephen Gordon, Manager, Housing Finance Section, Oregon Housing Agency, on behalf of the Agency.


                               /s/ Kari Petersen
                               ------------------------
                               Notary Public for Oregon
                               My Commission Expires: 11-26-91



                            Page 20 - LOAN AGREEMENT
                            McMinnville Residential

                     L-E-G-A-L     D-E-S-C-R-I-P-T-I-0-N




                        McMINNVILLE RESIDENTIAL ESTATES



A tract of land in the southwest quarter of Section 9 and the northwest quarter of Section 16, Township 4 South, Range 4 West of the Willamette Meridian in the John G. Baker Donation Land Claim and a portion of Lots 6 & 7, Joplings Subdivision, McMinnville, Yamhill County, Oregon, being more particularly described as follows:

Beginning at the northeast corner of said Baker Donation Land Claim; thence South 00 20'00" West 480.63 feet along the center line of North Hembree
Street; thence South 89 32'15" West 30.00 feet to an iron rod set in CSP-9363 and the TRUE POINT OF BEGINNING of this description; thence continuing South 00 20'00" West 454.94 feet parallel with the centerline of North Hembree Street to an iron rod set in CSP-9363 on the north right-of-way line of 27th street; thence South 89 32'15" West 305.00 feet along said north right-of-way line; thence North 00 20'00" 454.94 feet; thence North 89 32'15" East 305.00 feet to the true point of beginning.

Containing 3.19 acres.


NOTE: This description is based on survey (CSP-9363) performed by Matthew Dunckel for Oregon Mutual Insurance Company September 5, 1989.